Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-56591 and 333-174550) of our report dated December 12, 2012, relating to the consolidated financial statements of Williams Controls, Inc. appearing in this Annual Report (Form 10-K) for the year ended September 30, 2012.

/s/ Moss Adams LLP
Portland, Oregon
December 12, 2012

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